UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue, Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

Joint Venture Agreement with Great Wolf Resorts, Inc.

As previously reported on a Form 8-K filed October 4, 2005, CNL Income Properties, Inc. (the “Company”) entered into a venture formation and contribution agreement (the “Wolf VFA Agreement”) with Great Bear Lodge of Wisconsin Dells, LLC (“Wolf Dells”), Great Bear Lodge of Sandusky, LLC (“Wolf Sandusky”) and Great Wolf Resorts, Inc., the parent company of Wolf Dells and Wolf Sandusky, (collectively “Great Wolf”). Pursuant to the Wolf VFA Agreement, the parties agreed to enter into a joint venture for the purposes of owning, operating, marketing and leasing the hotel and waterpark hotel resort properties known as “Great Wolf Lodge – Wisconsin Dells” in Lake Delton, Wisconsin (the “Wolf Dells Property”) and “Great Wolf Lodge – Sandusky” located in Sandusky Ohio (the “Wolf Sandusky Property”). On October 7, 2005, pursuant to the terms of the Wolf VFA Agreement, Great Wolf formed a partnership to serve as the joint venture partnership (the “Wolf Partnership”) and contributed the Wolf Dells Property and the Wolf Sandusky Property, valued at approximately $114.5 million, to the Wolf Partnership in exchange for partnership interests.

On October 11, 2005, the Company entered into an amended and restated limited partnership agreement (the “Wolf Partnership Agreement”) governing the Wolf Partnership and contributed approximately $69.9 million to the venture, representing a 61.1% ownership interest. The Company also agreed to contribute additional capital to the Wolf Partnership sufficient to bring its ownership interest up to 70% within four months. The Company will receive a preferred return on its invested capital up to a certain threshold once the Company brings its ownership interest to 70%. Residual returns of the venture are split pro rata between the partners. Although the Company owns a majority interest in the venture, the Company shares voting rights and decision making with its partner.

Pursuant to the Wolf Partnership Agreement, Great Wolf may receive additional consideration of up to $3.0 million per property if the Wolf Dells Property and Wolf Sandusky Property achieve certain financial performance goals during each of 2007 and 2008.

In addition, the Wolf Partnership entered into a development agreement with an affiliate of Great Wolf. Prior to the contribution of the Wolf Dells Property to the Wolf Partnership, Great Wolf commenced a 35,000 square foot indoor waterpark addition at an estimated total cost of $14.8 million. It is intended that the indoor water-park at the Wolf Dells Property will include a wave pool and other amenities and features. The Company’s portion and Great Wolf’s portion of the projected development costs were funded in escrow upon closing on October 11, 2005, and was included in our approximately $69.9 million contribution to the Wolf Partnership.

See additional disclosure included under Item 2.01 below, which is incorporated herein by reference.

Development Agreement for Expansion at the Dallas Market Center

On October 12, 2005, the Company, through its venture (the “DMC Partnership”) with Dallas Market Center Company, Ltd. (“DMC”) entered into a memorandum of understanding and a development agreement to develop an approximately 160,000 square foot lighting center expansion at the Trade Mart (the “Trade Mart Expansion”) at the Dallas Market Center (the “DMC Property”). The Trade Mart Expansion will be funded in October 2005.

Expansion. The total estimated construction costs are expected to be approximately $21.3 million. The Company’s total contribution to the DMC Partnership for the Trade Mart Expansion is estimated to be approximately $17.0 million and will be made in accordance with the current partnership structure. This project is expected to retain and strengthen the Dallas Market Center’s leading position in the lighting arena, and demonstrates the DMC Partnership’s commitment to improving the DMC Property and preserving its status as a world market center.

Item 2.01 Completion of Acquisition or Disposition of Assets

In addition to the disclosure under this Item 2.01, please see disclosure in Item 1.01 above pertaining to the joint venture with Great Wolf, which is incorporated herein by reference.

On October 11, 2005, the Company acquired interests in the Wolf Dells Property and the Wolf Sandusky Property, with a combined value of approximately $114.5 million, through its joint venture with Great Wolf. The Company acquired a 61.1% indirect interest in the properties for approximately $69.9 million.

The Wolf Dells Property is a full-service family resort destination that features 309 guest suites, 77 condo units with 128 rooms, a 64,000 square-foot indoor entertainment area with one of the nation’s largest indoor waterparks, an additional 35,000 square-foot indoor waterpark expansion currently under development, five restaurants, 5,400 square feet of meeting space, an Aveda concept spa and salon, an arcade and a gift shop. It is located one hour from Madison, Wisconsin and two hours from Milwaukee, Wisconsin. The Wolf Sandusky Property features 271 guest suites, a 42,000 square-foot indoor entertainment area with a grand-scale waterpark, two 150-seat restaurants, 6,000 square feet of meeting space, a fitness center, an arcade and a gift shop. It is located on Lake Erie, one hour from Cleveland, Ohio and two hours from Detroit, Michigan.

A subsidiary of Great Wolf will continue to operate the properties and license the Great Wolf Lodge brand to the venture pursuant to 25-year management and license agreements, respectively. These agreements may be terminated earlier in certain circumstances. The agreements provide for a base license fee of 3% of gross revenues, a base management fee of 3% of gross revenues, and incentive management fees upon achievement of certain financial performance goals by the properties.

The Wolf Dells Property and the Wolf Sandusky Property carry no mortgage debt. However, the Wolf Partnership expects to encumber the properties with debt financing prior to the end of the year. The financing is not expected to exceed 55% of the combined value of the properties. There can be no assurances that the Wolf Partnership will be able to obtain financing on the properties or, if obtained, that the terms of such financing will be favorable.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Combined financial statements for Wolf Dells and Wolf Sandusky will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial report on Form 8-K is filed.

(b) Pro Forma Financial Information

Pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial report on Form 8-K is filed.

(c) Not applicable.

(d) Exhibits

10.1	Amended and Restated Limited Partnership Agreement of CNL Income GW Partnership, LLLP dated as of October 11, 2005

10.2	Development Agreement for Wisconsin Dells Addition

10.3	Development Agreement by and between WTC – Trade Mart L.P. and Dallas Market Center Operating, L.P.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the inability of the Company to obtain debt financing on favorable terms or an inability to obtain additional funds through the receipt of additional offering proceeds. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2005	CNL INCOME PROPERTIES, INC.

	By:	/s/ R. Byron Carlock, Jr.
	Name:	R. Byron Carlock, Jr.
	Title:	President